Exhibit 99.6

We are providing supplemental pro forma financial information of the combined company that includes information relating to the financing of the combination of Graphic Packaging Corporation and Altivity Packaging, LLC.
PRO FORMA SOURCES AND USES

($ in millions)
As of 12/31/07(1)

Sources	Amount	Uses	Amount

Cash on Hand	$52.6	Altivity Equity Consideration	$686.1
Revolver ($400.0)	0.0	Refinancing or Altivity Revolver(2)	10.0
New Term Loan C	1,200.0	Refinancing of Altivity First Lien Term Loan	812.6
New Graphic Common Stock(1)	686.1	Refinancing of Altivity Second Lien Term Loan	330.0
		Refinancing of Graphic Revolver	11.0
		Transaction Fees and Expenses	89.0

Total Sources	$1,938.7	Total Uses	$1,938.7

(1)	Unaudited

(2)	Value based on July 9, 2007 Merger Agreement

(3)	Revolver balances are as of 12/31/07
PRO FORMA CAPITALIZATION

($ in millions)
PRO FORMA CAPITALIZATION
	PF Amount	% of Total	PF EBITDA
	12/31/2007	Capitalization	Multiple

Revolver ($400.0)	0.0	0.00%	0.00x
Graphic Existing Term Loan B	1,010.0	26.55%	1.59x
New Term Loan C	1,200.0	31.54%	1.88x
Other Long Term Debt	1.0	0.03%	0.00x
Short Term Debt	6.6	0.17%	0.01x

Total Senior Secured Debt	2,217.6	58.29%	3.48x

8.50 % Senior Unsecured Notes	425.0	11.17%	0.67x

Total Senior Debt	2,642.6	69.46%	4.15x

9.50% Senior Subordinated Notes	425.0	11.17%	0.67x

Total Debt	3,067.6	80.63%	4.82x

Book Equity	736.9	19.37%	1.16x

Total Book Capitalization	$3,804.5	100.00%	5.97x

PF FY 2007 Credit Agreement EBITDA(1)(2)	$637.1

(1)	Includes $20.0 MM pro forma synergy adjustment to be realized within the first 12-months post-closing

(2)	Unaudited
SUMMARY PRO FORMA FINANCIAL INFORMATION

($ in millions)
SUMMARY PRO FORMA FINANCIALS AND CREDIT STATISTICS(1)
	Pro Forma
	12/31/2007
Consolidated Net Sales	$4,418.0
PF Consolidated Credit Agreement EBITDA	637.1
Consolidated CAPEX	169.2
Interest Expense	248.0
Senior Secured Debt	2,217.6
Total Debt	3,067.6
Senior Secured Debt/EBITDA	3.48	x
Funded Debt/EBITDA	4.82	x
CA EBITDA/Cash Interest	2.57	x
(CA EBITDA — CAPEX)/Cash interest	1.89	x

(1)	Unaudited

COLLATERAL SUMMARY

($ in millions)
PROFORMA COLLATERAL OVERVIEW AS OF 12/31/07(1)
	Book
Asset	Value

Accounts Receivable, Net	$394.3
Inventory	566.5
PP&E net of Depreciation	2,169.0

Total	$3,129.8

Senior Secured Debt	$2,217.6
Senior Debt	$2,642.6
Funded Debt	$3,067.6

Senior Secured Debt Asset Coverage	1.4	x
Funded Debt Asset Coverage	1.0	x

(1)	Unaudited

The following table illustrates the breadth of New Graphic’s pro forma business units with a breakdown of revenue and EBITDA by operating division. Together, these four businesses comprise a stable and diversified portfolio of packaging businesses.

	2006	2007
New Graphic (1)
Altivity Revenues	$1,983	$2,040
Graphic Revenues	2,322	2,421
Altivity EBITDA	85.0	175.8
% Margin	NM	8.6%
Graphic EBITDA	$293.3	$347.0
% Margin	12.6%	14.3%
Paperboard Packaging (2)
Altivity Revenues	$1,266	$1,316
Graphic Revenues	2,227	2,326
Containboard Multi-wall Bags (2)
Altivity Revenues	472.2	473.3
Graphic Revenues	94.6	95.3
Specialty Packaging (2)
Altivity Revenues	219.6	226.5

(1)	Pro forma revenues excludes $43.4 MM of inter-company eliminations.

(2)	Business unit data excludes corporate overhead allocations

PRO FORMA HISTORICAL FINANCIAL SUMMARY

($ in millions)
NEW GRAPHIC PRO FORMA SUMMARY HISTORICAL FINANCIALS

	Historical			Pro Forma
	12/31/2005(1)	12/31/2006	12/31/2007(2)	12/31/2007(2)
Financial Summary:
Graphic Net Sales	$2,294.3	$2,321.7	$2,421.2	$2,421.2
Altivity Net Sales	1,951.0	1,982.6	2,040.2	2,040.2
(+) Intercompany Eliminations				(43.3)

Consolidated Net Sales	$4,245.3	$4,304.3	$4,461.4	$4,418.0
Growth (%)	NA	1.4%	3.6%

Graphic EBITDA	293.2	293.3	347.0	347.0
Altivity EBITDA	124.9	85.0	175.8 (5)	175.8	(5)

Consolidated EBITDA (3)	418.1	378.3	522.8	522.8

Margin (%)	9.8%	8.8%	11.7%	11.8%

Adjustments (4):
(+) Graphic Credit Agreement Adjustments			26.9	26.9
(+) Altivity Credit Agreement Adjustments			67.3	67.3

Total Adjustments			94.2	94.2

Graphic Credit Agreement EBITDA			373.9	373.9
Altivity Credit Agreement EBITDA			243.2	243.2	(5)

Consolidated Credit Agreement EBITDA (6)			617.1	617.1

PF Synergy Adjustment				20.0

PF Consolidated Credit Agreement EBITDA				637.1

Capital Expenditures:
Graphic Capital Expenditures				95.9
Altivity Capital Expenditures				73.3

Consolidated CAPEX				169.2

Interest Expense				248.0

Senior Secured Debt				2,217.6
Senior Debt				2,642.6
Total Debt				3,067.6
Book Equity				736.9

Summary Credit Statistics:
Senior Secured Debt/ EBITDA				3.48x
Senior Debt/EBITDA				4.15X
Funded Debt/EBITDA				4.82x
EBITDA/Cash Interest				2.57x
(EBITDA — CAPEX) /Cash Interest				1.89x

(1)	Altivity 12/31/05 performance based on Calendar Year performance for Smurfit Stone Consumer Packaging Division and FY 4/30/2005 performance for Field Container Corporation

(2)	Unaudited

(3)	EBITDA is defined as net income before interest expense, income tax expense and depreciation and amortization.

(4)	Adjustments in accordance with Graphic’s credit agreement.

(5)	Includes one time non-recurring expenses of $30.4 million.

(6)	Credit Agreement EBITDA is defined in the Credit Agreement as consolidated net income before consolidated interest expense, non-cash expenses and charges, total income tax expense, depreciation expense, expense associated with amortization of intangibles and other assets, non-cash provisions for reserves for discontinued operations, extraordinary, unusual or non-recurring gains or losses or charges or credits, gain or loss associated with sale or write-down of assets not in the ordinary course of business, and any income or loss accounted for by the equity method of accounting.
The amounts included in the pro forma historical financial summary related to Altivity were prepared by the management of Altivity and have not been audited.
This pro form historical summary includes items that are not in conformity with GAAP or the rules and regulations of the Securities and Exchange Commission.